        As filed with the Securities and Exchange Commission on October 14, 1999
                                                        Registration No. 333-___
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             E-STAMP CORPORATION.
            (Exact name of Registrant as specified in its charter)

        Delaware                                        76-0518568
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                         2855 Campus Drive, Suite 100
                          San Mateo, California 94403
  (Address, including zip code, of Registrant's principal executive offices)


                 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  1996 STOCK OPTION AND RESTRICTED STOCK PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           1999 DIRECTOR OPTION PLAN
                                1999 STOCK PLAN
                           (Full title of the plans)


                                Robert H. Ewald
                     President and Chief Executive Officer
                              E-STAMP CORPORATION
                         2855 Campus Drive, Suite 100
                          San Mateo, California 94403
                                (650) 554-8454
(Name, address, and telephone number, including area code, of agent for service)


                                   COPY TO:
                             David J. Segre, Esq.
                           Michelle L. Whipkey, Esq.
                            Mark D. Beariault, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300


                        CALCULATION OF REGISTRATION FEE

                                                       Proposed           Proposed
                                                        Maximum            Maximum            Amount of
   Title of Securities             Amount to be      Offering Price       Aggregate         Registration
     to be Registered            Registered(1)(2)     Per Share(3)     Offering Price(3)        Fee(3)
----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
value........................  4,069,902           $ 16.58           $ 67,478,975         $ 18,760
==========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Includes 19,063 shares of common stock issuable under the 1996 Non-Employee Director Stock Option Plan, 1,045,761 shares of common stock issuable under the 1996 Stock Option and Restricted Stock Plan, 500,000 shares of common stock issuable under the 1999 Employee Stock Purchase Plan, 300,000 shares of common stock issuable under the 1999 Director Option Plan and 2,205,078 shares of common stock issuable under the 1999 Stock Plan.

(3) The Proposed Maximum Aggregate Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). With respect to the 1,520,967 shares subject to outstanding options to purchase common stock under the plans described above (collectively, the "Plans"), the Proposed Maximum Aggregate Offering Price Per Share is equal to the weighted average exercise price of $2.74 per share pursuant to Rule 457(h) under the Securities Act. With respect to the 2,548,935 shares of common stock available for future issuance under the Plans for which the price at which options to be granted in the future is not currently determined, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(c) under the Securities Act to be equal to the average between the ask and bid price reported in the Nasdaq National Market on October 11, 1999, which average was $24.84.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Information Incorporated by Reference.
          -------------------------------------

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

     1. The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registant's Registration Statement on Form S-1, as amended (SEC File No. 333-85359), on October 12, 1999.

     2. The description of the Registrant's Common Stock to be offered hereby which is contained in the Registrant's Registration Statement on Form 8-A as filed pursuant to Section 12 (g) of the Securities Exchange Act of 1934 on September 22, 1999.

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

          Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

          Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

          The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
          --------

 Number                                 Document
--------        ----------------------------------------------------------------

   4.1*         Specimen Common Stock Certificate

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

  10.1          Registrant's 1999 Stock Plan

  10.2          Registrant's 1999 Employee Stock Purchase Plan

  10.3          Registrant's 1999 Director Option Plan

  10.4*         Registrant's 1996 Stock Option and Restricted Stock Plan

  10.5*         Registrant's 1996 Non-Employee Director Stock Option Plan

  23.1          Consent of Counsel (contained in Exhibit 5.1).

  23.2          Consent of Ernst & Young LLP, Independent Auditors.

  24.1          Power of Attorney (See page II-5)

* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-85359), declared effective on October 8, 1999, and incorporated herein by reference.

Item 9.   Undertakings.
          ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                 [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, E-Stamp Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on October 14, 1999.

                                             E-STAMP CORPORATION


                                             By: /s/ Robert H. Ewald
                                                ------------------------------
                                                Robert H. Ewald, President and
                                                Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert H. Ewald and Edward Malysz and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including post-effective amendments or any abbreviated registrations statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                              Title                                  Date
/s/ Robert H. Ewald                  President, Chief Executive Officer         October 14, 1999
---------------------------------    (Principal Executive Officer) and
Robert H. Ewald                      Director

/s/ Anthony H. Lewis, Jr.            Vice President and Chief Financial         October 14, 1999
---------------------------------    Officer (Principal Accounting Officer)
Anthony H. Lewis, Jr.

/s/ Marcelo A. Gumucio               Chairman of the Board of Directors         October 14, 1999
---------------------------------
Marcelo A. Gumucio

/s/ John V. Balen                    Director                                   October 14, 1999
---------------------------------
John V. Balen

/s/ Thomas L. Rosch                  Director                                   October 14, 1999
---------------------------------
Thomas L. Rosch

                                     Director
---------------------------------
Gregory S. Stanger

                                     Director
---------------------------------
Rebecca Saeger

/s/ Adam Wagner                      Director                                   October 14, 1999
---------------------------------
Adam Wagner

                               INDEX TO EXHIBITS
                               -----------------

 Exhibit
  Number                                Description
----------     -----------------------------------------------------------------
   *4.1        Specimen Common Stock Certificate

    5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

   10.1        1999 Stock Plan

   10.2        1999 Employee Stock Purchase Plan

   10.3        1999 Director Option Plan

   10.4*       1996 Stock Option and Restricted Stock Plan

   10.5*       1996 Non-Employee Director Stock Option Plan

   23.1        Consent of Counsel (contained in Exhibit 5.1).

   23.2        Consent of Ernst & Young LLP.

   24.1        Power of Attorney (See page II-5).

* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-85359), declared effective on October 8, 1999, and incorporated herein by reference.